OHR Pharmaceuticals 8-K

Exhibit 99.1

Ohr Pharmaceutical Appoints Thomas M. Riedhammer to Board of Directors

NEW YORK, NY--(PR Newswire -05/2/13)- Ohr Pharmaceutical Inc. (OTCQB: OHRP), a pharmaceutical company focused on the development of novel therapeutics for unmet medical needs, today announced the appointment of Thomas M. Riedhammer, Ph.D., to its Board of Directors. Dr. Riedhammer has over 35 years of ophthalmic industry experience, working for large and small pharmaceutical companies engaged in drug development through commercialization.

“We are pleased to have brought on someone of Dr. Riedhammer’s caliber,” stated Dr. Irach Taraporewala, CEO of Ohr. “Tom’s proven expertise in building successful companies in the ophthalmic pharmaceutical industry will be an immeasurable asset to Ohr at this important juncture in the company’s growth.”

“I am excited to join the team at Ohr Pharmaceutical,” commented Dr. Riedhammer. “Squalamine eye drops are a unique and potentially transformative product for wet-AMD patients, a large patient population currently being treated with chronic intravitreal injections directly into the eye. I look forward to contributing to the future growth of Ohr and providing benefit for patients in need.”

Ira Greenstein, Chairman of the Board of Directors, added, "With our recent financing providing us with sufficient capital until 2015, anticipated enrollment milestones and a potential listing on Nasdaq on the horizon, it is a great time to welcome Dr. Riedhammer, with his wealth of experience in the development of ophthalmic companies, onto the team at Ohr.”

Dr. Riedhammer has over 35 years of ophthalmic industry expertise.  Most recently, Dr. Riedhammer was Chairman of Sirion Therapeutics, where he was instrumental in raising over $100 million dollars of private equity and the subsequent FDA approval and launch of two ophthalmic products in the U.S. Prior to Sirion, Dr. Riedhammer served as the Chief Operating Officer of Presby Corp., a medical device company engaged in the research and development of treatments for eye disorders, taking the company through clinical trials and a successful sale to CibaVision. Prior to Presby Corp, Dr. Riedhammer served as a senior corporate Vice President, member of the management executive committee, Chief Technical Officer and President of Global Pharmaceuticals for Bausch & Lomb, where he was involved with numerous acquisitions and licensing of ophthalmic products for the U.S. and European markets, and played an important role in the successful growth of Bausch and Lomb’s U.S. pharmaceutical business. Dr. Riedhammer began his career at Bausch & Lomb as a research chemist where he was awarded 12 U.S. patents and was responsible for the development of the Renu and Sensitive Eyes product lines. He holds a B.A. in Chemistry and a Ph.D. in Electrochemistry from State University of New York at Buffalo.

About Ohr Pharmaceutical Inc.
Ohr Pharmaceutical Inc. (OHRP) is a pharmaceutical company dedicated to the clinical development of new drugs for underserved therapeutic needs in large and growing markets. The Company is focused on  advancing its pipeline products currently  in phase II clinical development: Squalamine Eye Drops for the treatment of the wet form of age-related macular degeneration, and OHR/AVR118 for the treatment of cancer cachexia. Additional information on the company can be found at www.ohrpharmaceutical.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and Ohr Pharmaceutical undertakes no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, the financial resources available to us, and general economic conditions. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing, and no assurance or warranty can be made that the FDA or Health Canada will approve final testing or marketing of any pharmaceutical product. Ohr's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition. We disclaim any intent to revise or update publicly any forward-looking statements for any reason.

Contact:
Ohr Pharmaceutical Inc.
Investor Relations:
Tel: (877) 215-4813
Email: ir@ohrpharmaceutical.com